UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2025

AtlasClear Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41956 (Commission File Number)	92-2303797 (I.R.S. Employer Identification No.)

2203 Lois Ave., Ste. 814 Tampa, FL (Address of principal executive offices)	33607 (Zip Code)

(727) 446-6660
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Definitive Material Agreement.

Convertible Note Financing

On October 8, 2025, AtlasClear Holdings, Inc. (the “Company”) entered into an amended and restated securities purchase agreement (the “Restated SPA”) with Funicular Funds, LP, a Delaware limited partnership (“Funicular”), which amended and restated in its entirety the securities purchase agreement, dated February 9, 2024, pursuant to which the Company had issued and sold to Funicular, in a private placement, a secured convertible promissory note, dated February 9, 2024, in the original principal amount of $6,000,000 (the “Original Note”). Pursuant to the Restated SPA, the Company issued and sold to Funicular, for a purchase price of $10,000,000, an amended and restated convertible promissory note, dated October 8, 2025 (the “Restated Note”), which amends and restates the Original Note in its entirety. The principal amount of the Restated Note is $10,097,782, consisting of the $10,000,000 purchase price plus $97,782 in remaining outstanding principal under the Original Note.

The Restated Note has a stated maturity date of October 8, 2030. Interest accrues at a rate per annum equal to 11%, and is payable semi-annually on each June 30 and December 31. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either paid in cash or paid in-kind by increasing the principal amount of the Restated Note. In the event of an Event of Default (as defined in the Restated Note), in addition to Funicular’s other rights and remedies, the interest rate would increase to 14% per annum. The Restated Note is convertible, in whole or in part, into shares of the Company’s common stock at the election of the holder at any time at an initial conversion price of $0.75 per share (the “Conversion Price”). The Conversion Price is subject to adjustment if the Company issues or is deemed to issue shares of common stock at a price below then then-current conversion price (subject to certain exceptions), and is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. The Restated Note contains covenants which, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, incur additional liens and sell its assets or properties.

The Restated Note is secured by a perfected security interest in substantially all of the existing and future assets of the Company and each Grantor (as defined in the Security Agreement, as defined below), including a pledge of all of the capital stock of each of the Grantors, subject to certain exceptions, as evidenced by (i) the security agreement, dated as of February 9, 2024 (the “Security Agreement”), among the Company, each of the Company’s subsidiaries and Funicular, and (ii) the guaranty, dated as of February 9, 2024 (the “Guaranty”), executed by each of the Company’s subsidiaries pursuant to which each of them has agreed to guaranty the obligations of the Company under the Restated Note and the other Loan Documents (as defined in the Restated Note), each of which was entered into in connection with the Original Note.

Pursuant to the Restated SPA, the Company agreed, among other things, that if the Restated Note becomes convertible into a number of shares of common stock in excess of 19.9% of the Company’s total number of shares of common stock outstanding, to seek the approval of its stockholders for the issuance of all shares of common stock issuable upon conversion of the Restated Note in excess of that amount, in accordance with the rules of the NYSE American.

Equity Financing

Also on October 8, 2025, the Company entered into a securities purchase agreement (the “Equity SPA”) with certain institutional investors (each, an “Investor”), including Funicular, pursuant to which the Company agreed to issue and sell, in a private placement, units of securities (each, a “Unit”), for a purchase price of $0.60 per Unit. Each Unit consists of one share of the Company’s common stock and one warrant (each, a “Warrant”) to purchase common stock.

The Warrants are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five years from the date of issuance. Each Warrant will be initially exercisable for one share of common stock at an initial exercise price of $0.75 per share, subject to adjustment for stock splits, distributions and the like (the “Initial Exercise Price”). The Initial Exercise Price is also subject to potential increase if the Company completes certain subsequent offerings at a price greater than the Initial Exercise Price while the Warrants remain outstanding. At any time after the issuance of the Warrants, the holder of the Warrants may exchange the Warrants on a cashless basis for a number of shares of common stock determined by multiplying the total number of shares with respect to which the Warrant is then being exercised by the Black Scholes Value (as defined in the Warrant) divided by the lower of the two closing bid prices of the common stock in the two days prior the time of such exercise. The exercise of the Warrants is subject to a 9.9% beneficial ownership limitation blocker.

In the event of a Fundamental Transaction (as defined in the Warrants), the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the Warrants, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrant in connection with a Fundamental Transaction. If the Company fails to timely deliver the shares of common stock issuable upon exercise of the Warrants, the Company will be subject to liquidated damages.

Subject to the provisions of the Equity SPA, if, during the 12-month period commencing on the date of the Closing, the Company carries out one or more Subsequent Financings (as defined in the Equity SPA), each Investor that purchases $50,000 or more of Units will have the right to participate in an amount up to 100% of such Investor’s investment amount under the Equity SPA in any such securities offered by the Company, subject to certain exceptions.

The Company has engaged Dawson James Securities, Inc. as the placement agent (the “Placement Agent”) with respect to the offering of the Note and the Units. The Placement Agent is not purchasing or selling any securities offered by the Company, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The Company agreed to pay the Placement Agent’s fees totaling (i) 4.5% of the aggregate gross from the sale of the Restated Note, (ii) 6% of the aggregate gross proceeds from the sale of the Units to current or previous investors not introduced to the Company by the Placement Agent and (iii) 7% of the aggregate gross proceeds from the sale of the Units to investors introduced to the Company by the Placement Agent, and to reimburse the Placement Agent’s expenses (subject to a cap).

$500,000 of the Units sold pursuant to the Securities Purchase Agreements are being purchased by Sixth Borough Capital Fund, LP, an entity controlled by Robert D. Keyser, Jr., who is a member of the Company’s board of directors and the Chief Executive Officer of the Placement Agent.

The closings of the issuance and sale of the Note and the Units (each, a “Closing”) occurred on October 9 through October 14, 2025.

At the Closings, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to file one or more registration statements covering the resale of the shares of common stock included as part of the Units, as well as the shares issuable upon conversion of the Restated Note or exercise of the Warrants. The Company will be subject to liquidated damages if it fails to meet certain conditions set forth in the Registration Rights Agreement.

The Restated Note, the Units, the Warrants and the securities issuable upon conversion of the Restated Note or exercise of the Warrants (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The Securities will contain restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom.

The descriptions of the terms and conditions of the Restated SPA, the Restated Note, the Equity SPA, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entireties by the full text of the form of the Restated SPA, the Restated Note, the Equity SPA, the form of Warrant and the Registration Rights Agreement, which are filed as exhibits 10.1, 10.2, 10.3, 4.1 and 10.4 respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Securities Purchase Agreements and the issuance of the Securities is incorporated herein by reference. The Securities sold pursuant to the Securities Purchase Agreements have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 8.01 Other Events.

On October 9, 2025, the Company issued a press release announcing, among other things, the transactions described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description of Exhibit

4.1	Form of Warrant to Purchase Common Stock.
10.1	Amended and Restated Securities Purchase Agreement dated October 8, 2025.
10.2	Amended and Restated Secured Convertible Promissory Note dated October 8, 2025.
10.3	Securities Purchase Agreement dated October 8, 2025.
10.4	Registration Rights Agreement.
99.1	Press release dated October 9, 2025.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: October 14, 2025	/s/ John Schaible
Name: John Schaible
Title: Executive Chairman